Exhibit 3.1

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of State

30 Trinity Street, P.O. Box 150470, Hartford, CT 06115-0470

MBIA INC.

The undersigned officer of MBIA Inc. (the “Corporation”), a corporation organized under the laws of the State of Connecticut, does hereby certify as follows:

1. The name of the Corporation is MBIA Inc.

2. The attached Certificate of Incorporation is amended.

3. Section 4 of the Certificate of Incorporation is amended to add the following paragraph at the conclusion thereof:

Any action that may be taken at a meeting of shareholders may be taken without a meeting by consent in writing, setting forth the action to be taken, signed by persons holding a majority of the voting power of the shares entitled to vote thereon, except that directors may be elected by action of shareholders without a meeting of shareholders only by unanimous written consent or pursuant to a plan of merger. If action is proposed to be taken by written consent of less than all of the shareholders, notice in writing of such proposed action shall be given to each shareholder who would be entitled to vote thereon not less than 20 nor more than 50 days before the date any such consents are to become effective.

4. In accordance with Section 33-800 of the Connecticut General Statutes, the amendment set forth above was approved by the holders of common stock of the Corporation (the only class of voting securities of the Corporation) on May 5, 2005 and such approval remains in effect. The total number of shares entitled to vote on the amendment and the results of the vote were as follows:

Total Number of Shares Outstanding on the Record Date: 137,630,961

Total Number of Shares Represented at the Meeting: 121,046,043

Total Number of Shares Voted: 110,020,862

Vote Favoring Adoption: 107,027,004

Such vote was sufficient for approval of the amendment.

5. Section 8 of the Certificate of Incorporation is amended to read as follows in its entirety:

The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation into or with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

(i)	the interests of the Corporation’s shareholders;

(ii)	whether the proposed transaction might violate federal or state laws;

(iii)

the form and amount of consideration being offered in the proposed transaction, not only in relation to the then current market price for the outstanding capital stock of the Corporation, but also in relation to (1) the market price for the capital stock of the Corporation over a period of years, (2) the estimated price that might be achieved in a freely negotiated sale of the Corporation as a whole or in part or through orderly liquidation, (3) the premiums over market price paid for the securities of other corporations in similar transactions, (4) current political, economic and other factors bearing on securities prices, and (5) the Corporation’s then current value (including its financial condition and the unrealized value of its properties and assets determined over a period of years), its long-term plans and its future prospects as an independent going concern; and

(iv)	the social, legal, environmental and economic effects on (1) policy holders, employees, clients, suppliers and other affected persons, firms and corporations, (2) the communities and economic regions in which the Corporation and its subsidiaries operate or are located and (3) any of the businesses and properties of the Corporation or of any of its subsidiaries.

In connection with such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation or otherwise (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least a majority of the voting power of all of the shares of the Corporation then entitled to vote generally in the election of Directors shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 8.

6. In accordance with Section 33-800 of the Connecticut General Statutes, the amendment set forth above was approved by the holders of common stock of the Corporation (the only class of voting securities of the Corporation) on May 5, 2005 and such approval remains in effect. The total number of shares entitled to vote on the amendment and the results of the vote were as follows:

Total Number of Shares Outstanding on the Record Date: 137,630,961

Total Number of Shares Represented at the Meeting: 121,046,043

Total Number of Shares Voted: 120,191,017

Vote Favoring Adoption: 119,466,506

Such vote was sufficient for approval of the amendment.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation as of the 5th day of May, 2005.

/s/ RAM D. WERTHEIM
Name:	Ram D. Wertheim
Title:	Secretary

CERTIFICATE OF AMENDMENT

STOCK CORPORATION

Office of the Secretary of State

30 Trinity Street, P.O. Box 150470, Hartford, CT 06115-0470

MBIA INC.

The undersigned officer of MBIA Inc. (the “Corporation”), a corporation organized under the laws of the State of Connecticut, does hereby certify as follows:

1. The name of the Corporation is MBIA Inc.

2. The attached Certificate of Incorporation is amended.

3. Section 3 of the Certificate of Incorporation is amended to read as follows in its entirety:

The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each such share thereof, are as follows:

The total number of shares of capital stock that the Corporation shall have authority to issue is Four Hundred Ten Million (410,000,000) shares, of which Four Hundred Million (400,000,000) shares shall be common stock, par value $1.00 per share, and of which Ten Million (10,000,000) shares shall be preferred stock, par value $1.00 per share.

Immediately following the effectiveness of the Amended and Restated Certificate of Incorporation filed with the Secretary of the State of the State of Connecticut on May 21, 1987, there shall be a 736-for-1 stock split applicable to each share of common stock of the corporation issued and outstanding immediately prior to such time, so that each share of common stock of the Corporation issued and outstanding immediately prior to such time shall be changed into 736 shares of such common stock.

4. In accordance with Section 33-800 of the Connecticut General Statutes, the amendment set forth above was approved by the holders of common stock of the Corporation (the only class of voting securities of the Corporation) on May 10, 2001 and such approval remains in effect. The total number of shares entitled to vote on the amendment and the results of the vote were as follows:

Total Number of Shares Outstanding on the Record Date: 98,815,231

Total Number of Shares Represented at the Meeting: 85,907,099

Total Number of Shares Voted: 85,587,219 Vote Favoring Adoption: 74,875,912

Such vote was sufficient for approval of the amendment.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed on behalf of the Corporation as of the 23rd day of August, 2001.

/s/ RICHARD L. WEILL
Name:	Richard L. Weill
Title:	Secretary

MBIA INC.

(Stock Corporation)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

1.	The name of the Corporation is MBIA Inc.

2.	The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

The Corporation shall have the power to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut.

3.	The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each such share thereof, are as follows:

The total number of shares of capital stock that the Corporation shall have authority to issue is Four Hundred Ten Million (410,000,000) shares, of which Four Hundred Million (400,000,000) shares shall be common stock, par value $1.00 per share, and of which Ten Million (10,000,000) shares shall be preferred stock, par value $1.00 per share.

Immediately following the effectiveness of the Amended and Restated Certificate of Incorporation filed with the Secretary of the State of the State of Connecticut on May 21, 1987, there shall be a 736-for-1 stock split applicable to each share of common stock of the corporation issued and outstanding immediately prior to such time, so that each share of common stock of the Corporation issued and outstanding immediately prior to such time shall be changed into 736 shares of such common stock.

4.	The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the Board of Directors pursuant to Section 33-341 of the Stock Corporation Act of the State of Connecticut, Connecticut General Statutes, are as follows:

Each share of common stock shall have one vote on all matters on which shareholders are entitled to vote by this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, or the statutes of Connecticut. Each share of common stock shall participate equally in any dividend distribution and upon liquidation or dissolution.

Authority is hereby expressly vested in the Board of Directors of the Corporation pursuant to the Stock Corporation Act of the State of Connecticut to adopt from time to time resolutions and amendments to this Amended and Restated Certificate of Incorporation providing for the issuance of the Corporation’s authorized and unissued shares of preferred stock, fixing and determining the terms, limitations, and relative rights and preferences of the preferred stock, establishing series and fixing and. determining the variations as among particular series of the preferred stock. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) the number of shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

(b) the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(c) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption, including the redemption price;

(d) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e) the voting rights, if any, of the shares of such series and the terms and conditions under which such voting rights may be exercised;

(f) the obligation, if any, of the Corporation to provide a retirement or sinking fund or funds of a similar nature and the terms and conditions of such obligation;

(g) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of preferred stock, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(h) any other terms, rights, preferences or limitations of the shares of such series as may be permitted by law.

The Board of Directors may not make any change in the designations, terms, limitations or relative rights or preferences of shares of preferred stock after their issuance, except upon compliance with any applicable provisions of the applicable law, of the By-Laws of the Corporation and of such designations, terms, limitations and relative rights and preferences.

5.	The minimum amount of stated capital with which the Corporation shall commence business is Five Hundred Thousand Dollars ($500,000) and Five Hundred Thousand Dollars ($500,000) in capital surplus.

6.	Upon the offering or sale by the Corporation of its shares or securities convertible into shares (including warrants, rights to subscribe and options to acquire shares), no shareholder shall have the preemptive right to purchase any such shares or securities.

7.	The Corporation has expressly elected not to be governed by Sections 33-374a to 33-374c, inclusive, of the Stock Corporation Act of the State of Connecticut, Connecticut General Statutes, pursuant to the authority granted by Section 33-374c thereof.

8.	The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation into or with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board of Directors determines to be relevant, including, without limitation:

(i)	the interests of the Corporation’s shareholders;

(ii)	whether the proposed transaction might violate federal or state laws;

(iii)	the form and amount of consideration being offered in the proposed transaction, not only in relation to the then current market price for the outstanding capital stock of the Corporation, but also in relation to (1) the market price for the capital stock of the Corporation over a period of years, (2) the estimated price that might be achieved in a freely negotiated sale of the Corporation as a whole or in part or through orderly liquidation, (3) the premiums over market price paid for the securities of other corporations in similar transactions, (4) current political, economic and other factors bearing on securities prices, and (5) the Corporation’s then current value (including its financial condition and the unrealized value of its properties and assets determined over a period of years), its long-term plans and its future prospects as an independent going concern; and

(iv)	the social, legal, environmental and economic effects on (1) policy holders, employees, clients, suppliers and other affected persons, firms and corporations, (2) the communities and economic regions in which the Corporation and its subsidiaries operate or are located and (3) any of the businesses and properties of the Corporation or of any of its subsidiaries.

In connection with such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine.

Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation or otherwise (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation then entitled to vote generally in the election of Directors shall be required to amend or repeal, or adopt any provision inconsistent with, this Section 8.

9.	No person who is or was a director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty as a director in an amount that exceeds the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-374d of the Connecticut Stock Corporation Act as in effect on the effective date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that such conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation, or (e) create liability under Section 33-321 of the Connecticut Stock Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. This Section 9 shall not limit or preclude the liability of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this Section 9 or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing hereunder with respect to any breach of duty occurring prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.